SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 10, 2003

United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center 500 Virginia Street, East Charleston, West Virginia 25301 (Address of Principal Executive Offices)

(304) 424-8800 (Registrant’s telephone number, including area code)

Not Applicable (Former name or address, if changed since last report)

Item 5. Other Events

     As of the close of business on October 10, 2003, United Bankshares, Inc. (“United”), a West Virginia corporation, completed its acquisition of Sequoia Bancshares, Inc. (“Sequoia”), a Delaware corporation headquartered in Bethesda, Maryland. Sequoia was merged with and into United (the “Merger”) in a transaction to be accounted for under the purchase method of accounting.

     Under the terms of the Merger, each outstanding share of common stock of Sequoia, par value $0.01 per share, (other than any shares held by United other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.4071 shares of United common stock, par value $2.50 per share, or $39.40 in cash, or a combination thereof based on election and allocation procedures.

     In connection with the Merger, Sequoia Bank, a wholly owned subsidiary of Sequoia Bancshares, was merged into United Bank, a wholly owned subsidiary of United.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release, dated October 10, 2003, issued by United Bankshares, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: October 10, 2003	By: /s/ Steven E. Wilson Steven E. Wilson, Executive Vice President, Treasurer, Secretary and Chief Financial Officer